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                                                                   EXHIBIT 10.21

      EXECUTIVE EMPLOYMENT AGREEMENT, dated as of April 27, 2005 (this "Agreement"), by and between ImaRx Therapeutics, Inc., a Delaware (the "Company") and Greg Cobb (the "Executive").

      The Company and the Executive desire to set forth in this Agreement the terms and conditions upon which the Executive will be employed by the Company as the Chief Financial Officer of the Company. In consideration of the foregoing recital and the mutual promises, representations, warranties, and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

      1.    CERTAIN DEFINITIONS.

            For the purposes of this Agreement, the following terms shall have the following meanings:

            "$" means dollars in the lawful currency of the United States of America.

            "Base Salary" shall have the meaning assigned to such term in
Section 4.1.

            "Board" means the Board of Directors of the Company.

            "Cause" means Executive shall have (i) been indicted for a felony;
(ii) committed an act of willful misconduct or negligence resulting in a material loss to the Company; (iii) materially violated any material written Company policy or rules of the Company, unless cured by Executive within 30 days following written notice thereof to Executive, (iv) refused to follow the reasonable written directions given by the President and CEO or his designee or materially breached any covenant or obligation under this Agreement or other agreement with the Company, unless cured by Executive within 30 days following written notice thereof to Executive, or (v) the death or Disability of Executive.

            "Change of Control" means any consolidation or merger of the Company with or into any other Company or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than fifty percent (50%) of the Company's voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions to which the Company is a party resulting in the sale of substantially all of the Company's assets or a transfer of the Company's voting power in excess of fifty percent (50%), excluding any consolidation or merger effected exclusively to change the domicile of the Company.

            "Common Stock" means the common stock, par value $0.001 per share, of the Company.

            "Disability" means Executive's adjudication as mentally incompetent, or the occurrence of a mental or physical disability preventing Executive from performing his duties for

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one hundred and eighty (180) or more days within any period of three hundred and sixty five (365) days or any period of ninety (90) consecutive days. Any question as to the existence of Disability as to which Executive and the Company cannot agree shall be determined in writing by a qualified independent physician selected by the Company. The determination of Disability made in writing by such physician to Executive and the Company shall be final and conclusive for all purposes.

            "Effective Date" means the first date written above.

            "Good Reason" shall mean (i) a material reduction in Executive's title, status, authority, or responsibility at the Company; provided however, that naming Evan C. Unger, M.D. as Chairman of the Board following the hiring of a new Chief Executive Officer shall not be considered a reduction in Executive's title, status, or authority or Good Reason under this Agreement or (ii) any breach by the Company of any material term of this Agreement (including, without limitation, failure to make any payment or to grant any stock options required by the terms of this Agreement), which breach is not cured within thirty (30) days of the Company's receipt from Executive of written notice of such breach.

            "Person" means an individual, partnership, corporation, limited liability company, limited liability partnership, trust, joint venture, joint stock company or unincorporated organization.

      1. "Term" means this Agreement and Executive's employment hereunder shall commence on the Effective Date, and shall continue until this Agreement and Executive's employment hereunder is terminated as provided in Section 5.

            "Termination Date" means the first date on which the Executive is no longer employed by the Company for any reason.

            "Transferee" means any person or entity to whom or which shares of Executive Stock have been sold, transferred or assigned, by agreement or operation of law.

      2.    TERM.

            The Company shall employ Executive for the Term or until the Termination Date, this being an "at-will" employment agreement.

      3.    POSITION AND DUTIES.

            3.1. General. Executive shall serve as the Chief Financial Officer and shall be subject to the supervision of, and shall report to, the President and CEO. Executive shall have such duties and authority as are customarily exercised by a Chief Financial Officer of a business corporation of similar size and in the same industry as the Company and as may be determined from time to time by the President and CEO.

            3.2. Location. Executive shall perform duties in accordance with
Section 3.1 throughout Term from the Company offices located in Tucson, Arizona.

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      4.    COMPENSATION.

            4.1. Base Salary. Commencing on the Effective Date, the Company shall pay to Executive a base salary at an annual rate of $150,000 (as may be adjusted from time to time, the "Base Salary"), payable in accordance with the payroll practices of the Company in effect from time to time. Base Salary payments shall be subject to withholding and other applicable taxes.

            4.2. Annual Bonus. With respect to each full fiscal year until the Termination Date, Executive shall be eligible to receive an annual bonus award of up to 50% of Base Salary, as determined by annual pre-determined milestones which shall be mutually agreeable to Executive and the Board in its sole discretion.

            4.3. Option Grant. The Executive shall be granted an option pursuant to an option agreement, in substantially the form attached hereto as Exhibit B (the "Stock Option Agreement") to purchase 150,000 shares of Company Common Stock. The Executive Option may be exercised, from time to time, with respect to all or any part of the then vested shares in accordance with the following vesting schedule: 15,000 shares shall vest immediately; 33,750 shares shall vest over four years on each anniversary date following the Effective Date; provided, however, all shares subject to the Executive Option shall immediately vest upon the consummation of a Change of Control..

            4.4. Employee Benefits. Until the Termination Date, or such later time as provided in Section 5, Executive shall be entitled to receive health and disability insurance and the opportunity to participate in any 401(k) plan to the same extent as such benefits are in effect from time to time for other executive officers of the Company ("Benefits").

            4.5. Moving Expenses Allowance. Executive shall be entitled to reimbursement by the Company to relocate from San Ramon, CA to Tucson, AZ. Reimbursement for all actual and reasonable moving expenses up to $35,000 is to be paid after the move is completed. To be eligible for this moving expenses allowance you much complete your move by the end of August 2005. Up until the earlier of your move or August 31, 2005, the Company will reimburse to you, subject to presentment of appropriate supporting documentation, for up to $3,000 per month in reasonable apartment, auto rental and travel expenses incurred by you prior to relocating to Tucson. If you decide to leave Company's employment within 18 months after your move, you must repay these moving expenses, within 30 days after you leave the Company, prorated by the number of full months remaining in this 18-month period. (For example, if you leave Company after 6 months, you would be obligated to repay 12/18 of the moving expenses.) In such an event, Company may offset these moving expenses against amounts the Company owes you at the time of your departure.

            4.6. Expense Reimbursement and Housing Allowance. Executive shall be entitled to reimbursement by the Company for all reasonable travel, lodging, and other expenses actually incurred by Executive in connection with the performance of his duties, against receipts or other appropriate written evidence of such expenditures as required by the appropriate United States Internal Revenue Service regulations and, for any expenses in excess of $1,000

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individually or $10,000 in the aggregate, subject to the Chief Executive
Officer's prior approval.

      5.    TERMINATION.

            5.1. Disability. At the election of the Company, Executive's employment and this Agreement shall terminate upon Executive's becoming totally or permanently disabled. For purposes of this Agreement, the term "totally or permanently disabled" or "total or permanent disability" means any physical or mental condition that prevents Executive from performing Executive's employment duties and responsibilities under this Agreement for a period of more than 90 consecutive days or for more than 180 days during any twelve (12) month period. A reasonable determination by the Company of the existence of a disability shall be conclusive for all purposes hereunder. In making such determination of disability, the Company may utilize such advice and consultation as it deems appropriate, but there is no requirement of procedure or formality associated with the making of a determination of disability.

            5.2. Death of or Resignation by Executive. Executive's employment and this Agreement shall terminate immediately upon the death of or resignation by Executive.

            5.3. Termination for Cause or without Good Reason. If (a) the Company terminates Executive's employment at any time for Cause or (b) Executive terminates his employment at any time other than for Good Reason, Executive shall be entitled to receive a pro rata portion of his Base Salary through the Termination Date. Other than the payments described in this subsection, Executive shall be entitled to no other payments from the Company.

            5.4. Termination Without Cause. The Company may terminate Executive's employment and this Agreement at any time without cause or reason upon written notice to Executive. Termination "without cause" shall mean termination by the Company of employment on any basis other than termination of Executive's employment hereunder pursuant to Section 5.3.

            5.5. No Additional Effect on Executive Option. The right of Executive to retain the vested portion of his rights under the Executive Option shall be governed by the Stock Option Agreement entered into by and between the Company and Executive.

      6. PROPRIETARY RIGHTS AGREEMENT AND ARBITRATION AGREEMENT. The parties acknowledge and incorporate that certain Invention and Confidential Information Agreement ("Invention and Confidential Information Agreement") and Arbitration Agreement ("Arbitration Agreement") executed by Executive, copies of which are attached hereto as Exhibit A.

      7.    MISCELLANEOUS.

            7.1. Survival. The representations, warranties, covenants and agreements made herein shall survive the execution of this Agreement.

            7.2. Assignment. This Agreement and the rights and obligations hereunder shall be assignable only with the prior written consent of each of the parties; provided, however,

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that the Company may assign its rights under this Agreement to the surviving entity pursuant to a sale of substantially all of the Company's assets, by merger or consolidation or by a sale of all of the Company's capital stock (provided that the surviving entity shall remain liable as to all obligations of the Company under this Agreement).

            7.3. Benefits of Agreement. This Agreement and all obligations of the parties shall be binding upon, and inure to the benefit of, their respective successors and assigns.

            7.4. Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the court making the determination of invalidity, illegality, or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid, illegal, or unenforceable term or provision with a term or provision that is valid, legal and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

            7.5. Further Assurances. Each party agrees to execute such other documents, instruments, agreements and consents, and take such other actions as may be reasonably requested by the other parties hereto to effectuate the purposes of this Agreement.

            7.6. Amendment and Waiver. This Agreement may be amended, modified or waived only with prior written consent of each of the parties.

            7.7. Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. All remedies shall be cumulative and not alternative.

            7.8. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day,
(c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. Any notice herein required or permitted to be given shall be given by depositing the same in the United States first class mail, postage prepaid, or hand delivered or transmitted by facsimile, in any case with a copy sent by overnight courier service, and addressed to the parties as follows:

                 If to the Company: ImaRx Therapeutics, Inc.
                                    1635 East 18th Street
                                    Tucson, AZ  85719
                                    Attention: Chief Financial Officer
                                    Facsimile: (520) 791-2437

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                 If to Executive:   Greg Cobb
                                    Bishop Ranch 3
                                    2603 Camino Ramon, Suite 200
                                    San Ramon, CA 94583

or, to such other address or facsimile number as the party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith.

            7.9. Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

            7.10. Counterparts. This Agreement may be executed in any number of counterparts (facsimile or otherwise), each of which shall be an original, but all of which together shall constitute one instrument.

            7.11. Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as the identity of the parties hereto may require.

            7.12. Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Arizona (without giving effect to its conflict of laws principles).

            7.13 Prior Agreements. This Agreement, the Stock Option Agreement, the Proprietary Rights Agreement and the Arbitration Agreement contain the entire agreement of the parties relating to the subject matter hereof and supersede all prior agreements and understandings with respect to such subject matter, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement, the Stock Option Agreement, the Proprietary Rights Agreement or the Arbitration Agreement that are not set forth herein or therein.

                            (SIGNATURE PAGE FOLLOWS)

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      IN WITNESS WHEREOF, the parties have executed this Executive Employment
Agreement as of the Effective Date.

                                            THE COMPANY:

                                            IMARX THERAPEUTICS, INC.

                                            By:    /s/ Evan C. Unger
                                                ------------------------------
                                                Name:  Evan C. Unger, M.D.
                                                Title: President and CEO

                                            THE EXECUTIVE:

                                               /S/ GREG COBB
                                            ----------------------------------
                                            GREG COBB

Exhibit A: Attach copy of signed Proprietary Rights Agreement and Arbitration
           Agreement.

Exhibit B: Attach copy of form of Stock Option Agreement.

                  EXECUTIVE EMPLOYMENT AGREEMENT SIGNATURE PAGE